                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     December 29, 2000
                                                     -----------------


                          SWISSRAY International, Inc.
--------------------------------------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)


                New York             0-26972                        16-0950197
--------------------------------------------------------------------------------
   (State of Other Jurisdication   (Commission                    (IRS Employer
           Of Incorporation)        File Number                  Identification
                                                                        No.)


80 Grasslands Road, Elmsford, New York                                10523
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)


Registrant's telephone number, including area code            1-914-345-3700
                                                              --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.           Changes in Control of Registrant.

         The Company, principally during December of 2000, entered into various negotiations with those persons and/or firms with whom it had entered into prior financing agreements, which persons and/or firms were then the holders of outstanding (a) convertible debentures, (b) Series A Preferred Stock and/or (c) promissory notes. For specific information with respect to such prior financings, reference is herewith made to Registration Statement under SEC File No. 333-59829 as declared effective on August 14, 2000 and in particular, but not limited to, those sections entitled "History of Past Financings", "Selling Holders", "Plan of Distribution" and "Description of Capital Stock - Promissory Notes Subsequently Converted into Debentures" and "Registration Rights" as well as to those Risk Factors in such Registration Statement which similarly dealt with matters specifically relating to such financings and are entitled "Potential Adverse Effective Upon Stock Price ..and Regulation D", "Inability to Currently Determine Number of Shares .. in Outstanding Shares" and "Requirements for the Issuance of Additional Shares .. Financing Agreements".

         With respect to the above, 13 of the Selling Holders indicated in the section entitled "Selling Holders" assigned all of their rights and interests to an entity known as Hillcrest Avenue LLC ("Hillcrest"), a corporation incorporated under the laws of the Cayman Islands. The Selling Holders who assigned their rights to Hillcrest are as follows: Dominion Capital Fund Limited, Sovereign Partners LP, Dominion Investment Fund LLC, Aberdeen Avenue LLC, Parkdale LLC, Canadian Advantage Limited Partnership, Atlantis Capital Fund Ltd., Striker Capital, Southridge Capital Management, LLC, Fetu Holding, Greenfield Investment Consultants, LLC, Dundurn Street LLC and Southshore Capital Fund Ltd. Of such group of 13 the following "Selling Holders" were principal stockholders prior to such assignment - Dominion Capital Fund Limited, Sovereign Partners LP and Parkdale LLC.

         Hillcrest thereafter and in accordance with negotiations with the Company entered into written agreements, each dated as of December 29, 2000, pursuant to which all of those rights acquired by Hillcrest in accordance with the aforesaid assignments were exchanged for the issuance to Hillcrest of 52,442,347 restrictive shares of Company common stock thereby extinguishing those convertible debentures, Preferred Shares and promissory notes heretofore assigned to Hillcrest by Selling Holders. At the time of assignment the debt instruments indicated had a valuation of $16,907,573 (inclusive of interest and penalties), all of which was extinguished in exchange for issuance of the aforesaid 52,442,347 Company shares to Hillcrest.

         As a direct result of the above referenced transaction Hillcrest is now the single largest stockholder of the Company owning approximately 62% of all issued and outstanding common stock of the Company and owning approximately 61% when taking into account and consideration those additional Company shares that may be issued within 60 days in accordance with Rule 13d - 3(d)(1) of the Exchange Act. Notwithstanding such ownership, Hillcrest has given Ruedi G. Laupper, the Company's President, sole voting rights over such shares as are owned by Hillcrest so that Ruedi G. Laupper may vote such shares in such manner as he may choose and in his sole discretion at all Company shareholder meetings; such rights being limited, to an extent, by certain exceptions thereto as are enumerated in a Shareholders Agreement hereinafter referred to at Section
2.2b(a) through (j) inclusive thereto. The Shareholders Agreement (absent voluntary agreement to terminate or receivership, bankruptcy or matters of a similar nature) terminates on such date as Hillcrest's record and beneficial ownership is equal to 9.9% or less of all then issued and outstanding Common Stock of the Company (although certain provisions of the Shareholders Agreement as relate to the "Anti-Dilution" provisions as are contained therein shall survive such termination). Notwithstanding Ruedi G. Laupper's voting rights (as outlined above), Hillcrest has retained sole investment power over the Company shares heretofore referred to.

         The written agreements dated December 29, 2000 as entered into between Hillcrest, the Company and others are entitled (a) Exchange Agreement, (b) Shareholders Agreement and (c) Registration Rights Agreement (the latter of which requires that the Company file a Registration Statement with the SEC within 60 days from closing of the Exchange Agreement so as to register the aforesaid 52,442,347 shares notwithstanding the fact that Hillcrest has agreed that it may not sell all or any portion of such shares for a period of no less than 6 months and 1 day from closing of the Exchange Agreement). Each of such Agreements together with exhibits thereto are hereinafter referred to in Item 7(c) hereof are being filed herewith.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  1.       Exchange Agreement
                  2.       Shareholders Agreement
                  3.       Registration Rights Agreement

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      SWISSRAY International, Inc.




Date: January 11, 2001                  By /Michael Laupper/
                                        ----------------------------------------
                                        Michael Laupper, Chief Financial Officer

                                    EXHIBIT 1

                               EXCHANGE AGREEMENT


         THIS AGREEMENT made as of this 29th day of December, 2000, by and between HILLCREST AVENUE LLC, a limited liability company organized under the laws of the Cayman Islands ("Investor"), and SWISSRAY INTERNATIONAL, INC., a New York corporation ("SRMI" or the "Company").

         The following terms shall have the specified definitions, unless the context otherwise requires:

         "Common Stock" shall mean the Common Stock of SRMI, $.01 par value.

                                 R E C I T A L S

         A. The Investor is the owner of good and marketable title to $6,857,200 in Debentures, $1,050,000 in Promissory Notes, and $6,932,000 in Series A Preferred Stock (collectively the "Securities") of the Company, free and clear of all liens and encumbrances.

         B. Investor received the Securities pursuant to various assignments and transfers.

         C. SRMI wishes to acquire the Securities pursuant to the terms of this Exchange Agreement.

         D. The Investor will receive, subject to the terms and conditions set forth herein, 52,442,347 shares of the Common Stock of the Company in exchange for the Securities.
                                       1

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Simultaneous with the execution of this agreement, SRMI agrees to exchange the Securities with the Investor.

         2. In consideration therefore, SRMI agrees to issue to the Investor, Fifty Two Million Four Hundred Forty Two Thousand Three Hundred Forty Seven (52,442,347) shares of Common Stock of SRMI, which shall represent 62.60% of the issued and outstanding Common Stock of SRMI, after the exchange of the Securities and issuance of such shares of Common Stock.

         3. Other than for the exchange of the Securities, SRMI agrees that it shall not, for a period of six (6) months after the purchase of the Securities, issue or exchange any Common Stock, options, warrants or securities convertible into Common Stock of SRMI to any other person, corporation, individual, or entity without the prior written consent of Investors except for such issuance of options as heretofore exist in accordance with Stock Option Plans for which Form S-8 Registration Statements have already been filed or the Company's 2001 Stock Option Plan approved at the November 30, 2000 Annual Meeting of Stockholders or in any other written agreements as may have been entered into by the Company at least 30 days prior to the execution of this Agreement.

         4. (a) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph (h) below, or in the case of any Permitted Issuance, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs (b) through (g), deemed to have issued or sold, any shares of

Common Stock for a consideration per share less than $0.54 (the "Price") or below 60% of the then Market Price, forthwith upon such issue or sale, the Price of Shareholder's Shares then owned by Shareholder shall be reduced to the price determined by multiplying the Price by a fraction (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph (f) below) immediately prior to such issue or sale and (B) the number of shares of Common Stock that the consideration, if any, received by the Corporation upon such issuance or sale would have purchased at the Price divided by the Price and (ii) the denominator of which shall be equal to the total number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph (f)) immediately after such issue or sale.

         For purposes hereof,  "Permitted  Issuances" means the issue or sale of
(i) shares of Common Stock by the Corporation pursuant to the exercise or conversion, as the case may be, of Convertible Securities outstanding, or issuable under a binding contract existing, immediately prior to December 1, 2000 (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Closing), and (ii) options to acquire Common Stock by the Corporation pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors of the Corporation (or the compensation committee thereof) to the Corporation's employees or directors.

         For purposes of this subparagraph (a), the following subparagraphs (b) to (g) shall also be applicable:

         (b) Issuance of Rights or Options. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable (with or without further consideration) for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale by the Corporation of all such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Price, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding when computing the Price. Except as otherwise provided in subparagraph (d), no adjustment of the Price shall be made upon the actual issue of Common Stock or Convertible Securities upon exercise of such Options or upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities.

         (c) Issuance of Convertible Securities. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner issue (whether directly or upon assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding when computing the Price; provided, that (A) except as otherwise provided in subparagraph (d), no adjustment of the Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Price have been or are to be made pursuant to other provisions of this subparagraph (c), no further adjustment of the Price shall be made by reason of such issue or sale.

         (d) Change in Option Price or Conversion Rate. If (i) the exercise price provided for in any Option referred to in subparagraph (b), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (c), (iii) the additional consideration, if any, payable upon the issuance of any Convertible Securities issuable upon the exercise of any Options referred to in subparagraph (c), (iv) the number of shares of Common Stock issuable upon the exercise of Options referred to in subparagraph (b), or (v) the rate at which Convertible Securities referred to in subparagraph (c) are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then upon the happening of such event the Price shall forthwith be readjusted to the Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, number of shares or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the expiration of any Option referred to in subparagraph (b) or the expiration or termination of any right to convert or exchange Convertible Securities referred to in subparagraphs (c), the Price then in effect hereunder shall forthwith be increased to the Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued;

         (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the

Corporation  therefor,  without  deduction  therefrom  of any  amounts  paid  or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration at the time of such issuance or sale as determined in good faith by the Board of Directors of the Corporation, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation. If the Board of Directors of the Corporation shall not make any determination, the consideration for the options shall be deemed to be zero.

         (f) Treasury Shares: Full Dilution. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (a). The number of shares outstanding at any given time shall include, in addition to shares of Common Stock then issued and outstanding, all shares of Common Stock issuable upon the exercise of all Options or Convertible Securities outstanding (provided the exercise or conversion price is below the then market price).

         (g) Subdivision or Combination of Common Stock.In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Price shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Price shall be proportionately increased. Any dividend or other distribution made upon any capital stock of the Corporation payable in Common Stock or in any security convertible into or exercisable for Common Stock without or for de minimis consideration shall be deemed to be a subdivision for purposes of this subparagraph (a).

         (h) Limitations on Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 (one cent) in such Conversion Price; provided, that any adjustment which by reason of this subparagraph (h) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of shares of Common Stock under this paragraph 5 shall be rounded to the nearest three decimal points.

         (i) Notwithstanding anything to the contrary contained in this Agreement it is herewith understood and agreed that the provisions as relate to "anti-dilution" as are contained herein shall not apply to the issuance of any shares of Company Common Stock in accordance with existing Stock Option Plans (heretofore approved by shareholders) and shall similarly not apply to the issuance of any shares of Company Common Stock in accordance with agreements regarding options, warrants or the requirement to issue shares of Common Stock so long as such agreements have been in existence for at least 30 days prior to the date of the execution of this Agreement.

         (j)  Notwithstanding  anything  to  the  contrary  contained  in   this
Agreement and in particular, but not limited to, the subsection entitled "Anti-Dilution Provisions" it is herewith agreed by and between the parties hereto that the anti-dilution provisions shall only apply to the balance of shares owned by Shareholder (or its assignee or designee) on the date of such event(s) as may trigger the onset of the anti-dilution provisions.

         5. MUTUAL DELIVERIES. (a) Upon the delivery by the Investor of the Securities, SRMI shall deliver to the Investor Fifty Two Million Four Hundred Forty Two Thousand Three Hundred Forty Seven (52,442,347) shares of Common Stock of SRMI (the "Shares"), bearing substantially the following legend:


                  THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         5(b) Simultaneously with delivery of the securities referred to in 5(a) above, counsel for the Company shall deliver to Investor a legal opinion letter with respect to those Company representations made in paragraph 6 below.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

                  (a) The Company has the corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Exchange Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) The execution, delivery and performance by the Company of this Exchange Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under its Certificate of Incorporation or By-laws, as amended to date, any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company taken as a whole.

                  (c) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Exchange Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company excepting as may be set forth in Exhibit B hereto entitled "Litigation".

                  (d) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Exchange Agreement or the taking of any action contemplated hereunder or thereunder.

                  (e) CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. With respect to the Preferred shares, 7,000 shares of Series A Preferred shares were authorized, of which 6,932 shares were issued and outstanding as of November 30, 2000. There are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company excepting as may be set forth in the Company's Form 10-K/A for fiscal year ended June 30, 2000 as filed November 1, 2000 or thereafter in accordance with shareholder approval obtained at the November 30, 2000 Annual Meeting of Stockholders or any other written agreements as may have been entered into at least 30 days prior to execution of this Agreement. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non assessable.
                  (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                  (g) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Company's Certificate of Incorporation or By-laws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

         7. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

                  (a) The Investor has the corporate power and authority to enter into this Exchange Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Exchange Agreement, and the consummation by the Investor of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Investor. This Exchange Agreement has been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) The execution, delivery and performance by the Investor of this Exchange Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

                  (c) Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule

501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

                  (d) Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor and has been advised that the Company is subject to the informational requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                  (e) At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                  (f) Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder and shall and has provided to the Company such financial and other information that the Company has requested to demonstrate such capacity.

         8. Nothing contained herein shall in any way limit Investor's right to sell or transfer the shares of the Company to be issued to Investor excepting that Investor agrees not to sell or transfer any of such shares for a period of no less than six months and one day from the date of issuance of such Common Stock to Investor. Notwithstanding the foregoing, the provisions of Shareholders

Agreement of even date shall apply, including but not limited to paragraph designated 3.2 thereof.

         9. CORPORATE GOVERNANCE. Investor agrees that throughout the period of time that it retains beneficial ownership of all or any portion of such shares that it shall (a) vote such shares in favor of Ruedi G. Laupper continuing to maintain his current position(s) with the Company and (b) give Ruedi G. Laupper such further rights as are indicated in Shareholders Agreement of even date.

                  Investor's rights as a shareholder be and the same hereby are limited to the terms and provisions as are contained in a separate Shareholders Agreement between Company, Investor, Ruedi G. Laupper and others and dated of even date.

         10. FEES. Investor warrants and represents that it will assume all legal fees incurred by it in connection with the negotiation and eventual closing of the Agreements between Investor and Company as evidenced by (a) Exchange Agreement, (b) Shareholders Agreement and (c) Registration Rights Agreement.

          11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

                  COMPANY:         SWISSRAY INTERNATIONAL, INC.
                                   Turbistrasse 25-27

                                   CH 6280 Hochdorf
                                   Switzerland
                                   ATT: Michael Laupper, Chief Financial Officer
                                   Tel:  011 41 41 914 1293
                                   Fax:  011 41 41 914 1211

                  with a copy to:  Gary B. Wolff, P.C.
                                   747 Third Avenue
                                   New York, New York   10017
                                   Tel: 212-644-6446
                                   Fax: 212-644-6498

                  INVESTOR:        HILCREST AVENUE  LLC
                                   Corporate Center
                                   West Bay Road
                                   Grand Cayman
                                   Telephone No.:
                                   Telecopier No.: (284) 494-4771

                  with a copy to:  Krieger & Prager, LLP
                                   39 Broadway, Suite 1440
                                   New York, New York 10006
                                   Telephone No.: (212) 363-2900
                                   Facsimile No.: (212) 363-2999

         12. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Exchange Agreement. If any such invalidity, unenforceability or illegality of a provision of this Exchange Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Exchange Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Exchange Agreement generally.

         13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Company and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

         14. FURTHER ASSURANCES. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         15. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

         16. ADDITIONAL TERMS. In addition to the above the parties agree to the
(a) extinguishment of all liens on Company assets associated in any manner with the financing instruments being retired, (b) exchange of mutual general releases between the Company and those firms holding such financing instruments prior to assignment for any and all claims to date and (c) requirement that the Company register those shares of restrictive common stock being issued in accordance with the terms of this Agreement with liquidated damages equal to 1% of the valuation of the common stock issued for each 30 day period subsequent to 180 days until the 240th day from closing of this Agreement and 2% for each 30 day period thereafter during which the Registration Statement relating hereto is not declared effective by the SEC.

         IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first written above.

                                           SWISSRAY INTERNATIONAL, INC.

                                            By: /Ruedi G. Laupper/
                                                ------------------
                                           Name:  Ruedi G. Laupper
                                           Title: President and Chairman

                                           HILLCREST AVENUE  LLC


                                           By:/Arlene Decastro/ & /Theresa Felix
                                                --------------------------------
                                           Name:  Navigator Management, Ltd.
                                                 -------------------------------
                                           Title: Director

                                    EXHIBIT A


Investor currently owns $6,932,000 Debentures, $1,050,000 Promissory Notes and $6,932,000 Series A Preferred Stock of Company

                                    EXHIBIT B

                                   LITIGATION


         Dispute with J. Douglas Maxwell. On or about July 1, 1999 an action was commenced in the Supreme Court, State of New York, County of New York (Index No. 113099/99) entitled J. Douglas Maxwell ("Maxwell") against Swissray International, Inc. ("Swissray"), whereby Maxwell is seeking judgment in the sum of $380,000 based upon his interpretation of various terms and conditions contained in an Exchange Agreement between the parties dated July 22, 1996 and a subsequent Mutual Release and Settlement Agreement between the parties dated June 1, 1998. Swissray has denied the material allegations of Maxwell's complaint and has asserted three affirmative defenses and two separate counterclaims seeking (amongst other matters) dismissal of the complaint and recission of the settlement agreement. An order was made on July 24, 2000 granting to Maxwell partial summary judgment on portion of his claim for approximately $320,000 plus interest. The court is presently considering Maxwell's application for judgment on the balance of his claim and Swissray's application for dismissal of that portion of plaintiff's claim.

                                   Exhibit 2

                             SHAREHOLDERS AGREEMENT



         SHAREHOLDERS AGREEMENT made as of the 29th day of December 2000 by and among SWISSRAY International, Inc., a corporation organized and existing under the laws of the State of New York and having its principal office at 80 Grasslands Road, Elmsford, New York 10523 (hereinafter the "Corporation"); Ruedi
G. Laupper, President, CEO and Chairman of the Corporation, Josef Laupper, Secretary of the Corporation, Ueli Laupper, Vice President of the Corporation and Michael Laupper, Chief Financial Officer of the Corporation (hereinafter "Laupper" unless otherwise specifically indicated) and Hillcrest Avenue LLC (hereinafter "Shareholder").

                                R E C I T A L S:

         A. The Corporation is authorized to issue up to 100,000,000 Shares of $.01 par value Common Stock, all of which are of one class (the "Common Stock" or "Shares") of which 31,324,772 Shares of Common Stock have heretofore been issued by the Corporation through November 30, 2000.

         B. Shareholder is simultaneously herewith acquiring 52,442,347 Shares ("Shareholder's Shares") of the issued and outstanding Common Stock, as more fully set forth hereinafter, and as described in Exhibit 1 hereto entitled "The Exchange Agreement". As a material inducement to the acquisition by the Shareholder of such Common Stock, the Shareholder, the Corporation and Laupper each desire to set forth their respective rights, interests and obligations concerning such Shares as are being acquired by Shareholder and certain matters relating to the management of the Corporation as more fully set forth hereinafter.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

         1.       Share Ownership.

                  1.1 As of November 19, 2000 Ruedi G. Laupper is the owner of record and/or beneficially of 2,772,824 Shares of the Corporation as are fully set forth in most recent Proxy

Statement distributed to shareholders for purposes of November 30, 2000 Annual Meeting of Stockholders.

         2.       Board of Directors; Management

                  2.1 In accordance with the terms of the Corporation's By-laws, as amended to date, its Board of Directors may consist of three to seven members. Its current Board of Directors as elected at its aforesaid Annual Meeting of Stockholders consists of the following five persons: Ruedi G. Laupper, Josef Laupper, Ueli Laupper, Dr. Sc. Dov Maor and Dr. Erwin Zimmerli.

                  2.2.a Except as otherwise set forth herein or in 2.2b, Shareholder herewith irrevocably grants to Ruedi G. Laupper sole voting rights over Shareholder's Shares in the Corporation ^ throughout the term of this Agreement so that Ruedi G. Laupper may vote such Shares, in his sole discretion so as to continue to maintain his current position(s) with the Corporation and so as to give Ruedi G. Laupper ^ the right to vote Shareholder Shares in the Corporation in such manner as he may choose and in is sole discretion at all Corporation shareholder meetings. The parties hereto acknowledge that the provisions set forth in this Section 2.2 are a material inducement to the Corporation issuing its Shares to Shareholder as set forth herein and that, accordingly, the interest of the Shareholder, Corporation and Ruedi G. Laupper in the rights granted under this paragraph shall be deemed irrevocable.

                  2.2b The exceptions to 2.2a above shall apply to any vote by any signatory hereto on matters submitted to either the shareholders or directors - limited to those matters indicated below.

         (a) Any merger, acquisition, tender offer or other form of business combination or recapitalization involving the Corporation or the sale of all, or substantially all, of the assets of the Corporation, or the sale or other pledge or transfer by the Corporation of any of its shares of Common Stock.

         (b) Any assumption of indebtedness for borrowed money by the Corporation, any entry by the Corporation into a leveraged lease or similar arrangement, or any pledge of or creation of any lien (other than immaterial statutory liens) of any assets of the Corporation; provided the

Corporation may from time to time borrow cash from either shareholder or their respective affiliates for working capital purposes in an amount not to exceed $500,000. The provisions in this paragraph 2.2b(b) are limited to matters conducted by the Corporation that are not in the ordinary course of business and that exceed $1,000,000 in the aggregate.

         (c) The assumption or guarantee of payment of any debt owed by another person or entity, or the performance of any contract or other obligation made by another person or entity. The provisions in this paragraph 2.2b(c) are limited to matters conducted by the Corporation that are not in the ordinary course of business and that exceed $1,000,000 in the aggregate.

         (d) Any amendment to or restatement of the by-laws or certificate of incorporation of the Corporation.

         (e) The issuance of more than 10% of the then outstanding Common Stock in any transaction or series of related transactions.

         (f) The acquisition (which by purchase, license or lease) by the Corporation in a single transaction or related transaction of assets (including rights to technology) outside the ordinary course of business and having a value in excess of $1,000,000 (other than in connection with the stocking of inventory, parts, supplies or goods held for resale to customers).

         (g) Any action or inaction which could cause the Corporation to be treated as a partnership under the Internal Revenue Code of 1986, as amended, or classified as an investment company under the Investment Company Act of 1940.

         (h) The appointment of the directors of the Corporation or the removal of directors of the Corporation for any reason (other than for cause) limited however to appointment or removal of persons who do not currently serve on Corporation's Board of Directors or as officers of the Corporation.

         (i) The entry into any contract or arrangement which would obligate the Corporation to make payments under or expend funds therefor in excess of $1,000,000, not in the ordinary course of business.

         (j) The voluntary filing by the Corporation or other subsidiary of the Corporation of a petition in bankruptcy or other liquidation or assignment for the benefit of creditors, or any decision not to challenge and to seek prompt dismissal of an involuntary petition in bankruptcy, liquidation or assignment filed against the Corporation, or any subsidiary of the Corporation.

                  2.3 Shareholder shall have the right to appoint one person to the Corporation's Board of Directors or alternatively shall have the right to appoint one person as an observer at Board of Directors meetings of the Corporation - in both instances such individual must be deemed acceptable to Corporation, which acceptance (so long as no conflict of interest exists) shall not be unreasonably withheld.

                  2.4 If any distributions are made by the Corporation to its shareholders then such distribution shall be paid over by the Corporation to each of the shareholders at the same time pro rata in accordance with the Shares held by each of them on the operative date of any such distribution.

         3.       Restrictions on Transfer.

                  3.1 As a material condition for entry into this Agreement, Shareholder agrees that for a period of no less than six months and one day from the date hereof, it shall "lock up" such Shares as are issued to it and not attempt to sell same through Rule 144 or otherwise or whether or not such shares are restrictive shares, registered shares or exempt from registration.

                  3.2 In the event that Shareholder, subsequent to the above indicated "lock up" period, wishes to sell any number of the above referenced shares which then exceed five percent (5%) of the issued and outstanding Common Stock of the Corporation, then Ruedi G. Laupper shall be offered the right of first refusal to purchase all or such portion of such shares from Shareholder. Ruedi G. Lauper shall receive at least 15 days written notice of such offer which right of first refusal shall continue to exist for a period of 10 days subsequent to written notifice sent via express courier and fax to Ruedi G. Laupper by Shareholder advising Ruedi G. Laupper of Shareholder's intent to sell and the terms and conditions of such sale.

         4.       Registration Rights.

                  4.1 As an integral part of this Agreement, Corporation herewith grants Shareholder registration rights as are clearly defined and outlined in Exhibit 2 hereto entitled "Registration Rights" and as are more specifically defined in a separate Registration Rights Agreement between Corporation and Shareholder.

         5.       Release of Liens.

                  5.1 Shareholder acknowledges that it has received its Shares as a result of various assignments and transfers from other firms and financing entities who previously held convertible debentures, promissory notes and/or Preferred shares in Corporation and that one or more of such entities also held various liens on Corporation assets. Shareholder agrees to take all reasonable steps that are necessary so as to release all liens heretofore held by any of its assignors (i.e., those firms which heretofore held convertible debentures, promissory notes or Preferred shares of Corporation).

         6.       Press Releases.

                  6.1 Any and all terms and conditions as are contained in this Shareholders Agreement and in any related written agreements between Corporation, Stockholder and/or Laupper may be disclosed in a press release to be issued by Corporation subject to prior approval by Shareholder, which approval shall not be unreasonably withheld. Notwithstanding such required approval, Corporation, without Shareholder approval, may issue press release(s) as relates to such matters if so required under the Securities Act of 1933 and upon advice of its counsel.

         7.       Mutual Releases.

                  7.1 Shareholder shall see to it that Corporation receives general releases from each of the Shareholder's assignors (i.e., those firms which heretofore held Corporation convertible debentures, promissory notes and/or Preferred shares) and Corporation hereby agrees to issue general releases to each of Shareholder's assignors in exchange for its receipt of above referenced general releases so that Corporation and assignors may fully exchange mutual general releases - each in the forms annexed hereto as Exhibits 3 and 4.

         8.       Deliberately Deleted.

         9.       Right of First Refusal.

                  9.1 The parties hereto agree that for a period of eighteen months commencing upon the date of the execution of this Agreement, the Corporation shall not engage in financings of its Common Stock, convertible securities, debt obligations or other additional financings involving sales or pledges of any nature without first offering to the Shareholder the right of first refusal as relates thereto under the same terms and conditions as are received by Corporation from any bona fide prospective financing participant and Shareholder shall have fifteen business days from receipt of such notice to either accept or reject same.

                  9.2 Anti-Dilution Provisions - (a) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph (h) below, or in the case of any Permitted Issuance, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs (b) through (g), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than $0.54 (the "Price") or below 60% of the then Market Price, forthwith upon such issue or sale, the Price of Shareholder's Shares then owned by Shareholder shall be reduced to the price determined by multiplying the Price by a fraction
(i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph (f) below) immediately prior to such issue or sale and (B) the number of shares of Common Stock that the consideration, if any, received by the Corporation upon such issuance or sale would have purchased at the Price divided by the Price and (ii) the denominator of which shall be equal to the total number of shares of Common Stock outstanding (on a fully diluted basis as provided in subparagraph (f)) immediately after such issue or sale.

         For purposes hereof,  "Permitted  Issuances" means the issue or sale of
(i) shares of Common Stock by the Corporation pursuant to the exercise or conversion, as the case may be, of Convertible Securities outstanding, or issuable under a binding contract existing, immediately prior to December 1, 2000 (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Closing), and (ii) options to acquire Common Stock by the Corporation pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors of the Corporation (or the compensation committee thereof) to the Corporation's employees or directors.

         For purposes of this subparagraph (a), the following subparagraphs (b) to (g) shall also be applicable:

         (b) Issuance of Rights or Options. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable (with or without further consideration) for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale by the Corporation of all such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Price, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding when computing the Price. Except as otherwise provided in subparagraph (d), no adjustment of the Price shall be made upon the actual issue of Common Stock or Convertible Securities upon exercise of such Options or upon the actual issue of Common Stock upon conversion or exchange of such Convertible Securities.

         (c) Issuance of Convertible Securities. Except in the event of any Permitted Issuance, in case at any time the Corporation shall in any manner issue (whether directly or upon assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Price, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding when computing the Price; provided, that (A) except as otherwise provided in subparagraph (d), no adjustment of the Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Price have been or are to be made pursuant to other provisions of this subparagraph (c), no further adjustment of the Price shall be made by reason of such issue or sale.

         (d) Change in Option Price or Conversion Rate. If (i) the exercise price provided for in any Option referred to in subparagraph (b), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (c), (iii) the additional consideration, if any, payable upon the issuance of any Convertible Securities issuable upon the exercise of any Options referred to in subparagraph (c), (iv) the number of shares of Common Stock issuable upon the exercise of Options referred to in subparagraph (b), or (v) the rate at which Convertible Securities referred to in subparagraph (c) are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then upon the happening of such event the Price shall forthwith be readjusted to the Price which would have been in effect had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, number of shares or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the expiration of any Option referred to in subparagraph (b) or the expiration or termination of any right to convert or exchange Convertible Securities referred to in subparagraphs
(c), the Price then in effect hereunder shall forthwith be increased to the Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued;

         (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration at the time of such issuance or sale as determined in good faith by the Board of Directors of the Corporation, without deduction of any amounts paid or receivable for accrued interest or accrued dividends and any expenses incurred or any underwriting commissions or concessions therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation. If the Board of Directors of the Corporation shall not make any determination, the consideration for the options shall be deemed to be zero.

         (f) Treasury Shares: Full Dilution. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph (a). The number of shares outstanding at any given time shall include, in addition to shares of Common Stock then issued and outstanding, all shares of Common Stock issuable upon the exercise of all Options or Convertible Securities outstanding (provided the exercise or conversion price is below the then market price).

         (g) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Price shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Price shall be proportionately increased. Any dividend or other distribution made upon any capital stock of the Corporation payable in Common Stock or in any security convertible into or exercisable for Common Stock without or for de minimis consideration shall be deemed to be a subdivision for purposes of this subparagraph (a).

         (h) Limitations on Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 (one cent) in such Conversion Price; provided, that any adjustment which by reason of this subparagraph (h) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of shares of Common Stock under this paragraph 5 shall be rounded to the nearest three decimal points.

         (i) Notwithstanding anything to the contrary contained in this Agreement it is herewith understood and agreed that the provisions as relate to "anti-dilution" as are contained herein shall not apply to the issuance of any shares of Company Common Stock in accordance with existing Stock Option Plans (heretofore approved by shareholders) and shall similarly not apply to the issuance of any shares of Company Common Stock in accordance with agreements regarding options, warrants or the requirement to issue shares of Common Stock so long as such agreements have been in existence for at least 30 days prior to the date of the execution of this Agreement.

         (j)  Notwithstanding   anything  to  the  contrary  contained  in  this
Agreement and in particular, but not limited to, the subsection entitled "Anti-Dilution Provisions" it is herewith agreed by and between the parties hereto that the anti-dilution provisions shall only apply to the balance of shares owned by Shareholder (or its assignee or designee) on the date of such event(s) as may trigger the onset of the anti-dilution provisions.

         10.      Further Assurances.

                  10.1 The Shareholder hereby agrees, for itself, its heirs and legal representatives, that, upon the request of the Board of Directors of the Corporation, any and all consents and approvals which may be required in regard to the dissolution, liquidation, sale, merger or other disposition of the Corporation or any of its property will be given promptly subject to such limitations as may be specifically indicated in this Shareholders Agreement.

         11.      Restrictive Legend.

                  11.1 Any and all certificates representing the Shares issued to Shareholder shall bear legends endorsed upon the face thereof in form and substance as follows:

                           "The securities represented hereby (the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be sold or offered for sale in the absence of an effective Registration Statement for the securities or an opinion of counsel acceptable to the Company or other evidence acceptable to the Corporation that such registration is not required."

                           The Shares represented by this certificate are subject to each of the terms and conditions as are contained in Exchange Agreement dated December 29, 2000 by and between Hillcrest Avenue LLC and SWISSRAY International, Inc. as well as each of the terms and conditions contained in Shareholder Agreement dated December 29, 2000 by and between Hillcrest Avenue LLC, SWISSRAY Interntional, Inc., Ruedi G. Laupper, Josef Laupper, Ueli Laupper and Michael Laupper..

         12.      Notices.

                  12.1 All notices or other communications provided for herein shall be in writing and if not delivered in person shall be deemed to have been delivered when mailed by certified or registered mail, return receipt requested or when delivered to a recognized courier service (e.g. Federal Express) and addressed to the respective parties at the addresses first set forth above or to such changed address as any such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt. Additionally, facsimile copies of any notice(s) shall be sent to the respective parties counsel as follows: For the Shareholder to Samuel M. Krieger, Esq. of Krieger and Prager, Esqs, 39 Broadway, Suite 1440, New York, New York 10006, telephone 212-363-2900, fax 212-363-2999 and for the Corporation and Laupper to Gary B. Wolff, Esq. of Gary
B. Wolff, P.C., 747 Third Avenue, New York, New York 10017, telephone 212-644-6446, fax 212-644-6498.

         13.      Closing.

                  13.1 Time. The Closing shall take place on a date mutually agreed to by the parties hereto and no later than December 31, 2000.

                  13.2 Place. The Closing shall take place at the Corporation's counsel's offices, Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, New York 10017.

         14.      Delivery of Stock.

                  14.1 At the time of Closing or within but not later than 72 hours thereafter Corporation shall deliver its Common Stock certificate (with legend as indicated in paragraph designated 11 hereof) to Shareholder or such designee as it may indicate in writing.

         15.      Termination.

                  15.1 This Agreement shall terminate upon the occurrence of any of the following events:

                  15.1.1   The   voluntary   agreement   of   the   Corporation,
Shareholder and Laupper.

                  15.1.2 Any party upon forty-five (45) days prior notice in writing may terminate this Agreement in the event a receiver or trustee of the property of the Corporation is appointed, or the Corporation makes an assignment for the benefit of its creditors, or becomes insolvent, or a petition is filed by or against the Corporation pursuant to any of the provisions of the United States Bankruptcy Act., as amended, for the purposes of adjudicating the Corporation a bankrupt, or for the reorganization of or arrangement by the Corporation, or for the purpose of effecting a composition or arrangement with the Corporation's creditors, provided that such termination shall not become effective if such receiver or trustee is discharged or such insolvency is terminated, or such petition is dismissed, within such forty-five
(45) day period.

                  15.1.3 Notwithstanding anything to the contrary contained herein it is herewith agreed by and between the parties hereto that this Agreement (except for paragraph 9.2) shall terminate on such date as Shareholder's record and beneficial ownership in the shares of Company Common Stock is equal to 9.9% or less of all then issued and outstanding Common Stock of the Company.

                  15.2 No Limitation Upon Remedies. Nothing herein shall be construed to limit any remedy at law or equity which any party to this Agreement may have against any other party to this Agreement for breach of this Agreement.

         16.      Prior Agreements.

                  16.1 This Agreement supersedes any and all prior agreements (oral or written) made among Shareholder, Corporation and/or Laupper with respect to any matters referred to herein and all such prior agreements and any amendments thereto, are hereby terminated. The Corporation and Shareholder are simultaneously entering the Exchange Agreement and Registration Rights Agreement.

         17.      Waivers.

                  17.1 Any waiver of a breach hereunder shall not be construed as a continuing waiver of a subsequent similar breach. The exercise or pursuit of any remedy hereunder shall not be deemed a waiver of any other right or remedy hereunder either at law or in equity.

         18.      Separability.

                  18.1 If any of the provisions of this Agreement shall be found to be invalid, such invalidation shall not effect the remaining provisions hereof.

         19.      Transfers.

                  19.1 Any attempted transfer of Shares in violation of the terms of this Agreement shall not be recognized by the Corporation and shall be of no force and effect.

         20.      Headings and Entire Agreement.

                  20.1 Headings used herein shall be deemed for convenience only. The foregoing constitutes the entire Agreement between the parties.

         21.      Effective Date of Agreement.

                  21.1     This  Agreement  will  become  effective   upon   the
execution hereof by the Shareholder, Corporation and Laupper.

         22.      Miscellaneous.

                  22.1 This Agreement  shall be binding upon, and shall inure to the benefit of the parties hereto, their heirs, legal representatives, executors, administrators, successors and assigns. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and this Agreement may not be amended or modified except by a writing signed by the parties hereto. This Agreement shall be construed without regard to any presumption or rule of law requiring construction or interpretation against the party causing this Agreement to be drafted. This Agreement and its validity, construction and performance shall be governed by, and construed in accordance with the, laws of the State of New York without giving effect to the principles of conflict of laws.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and the Corporation has caused these presents to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, the date and year first above written.

SWISSRAY International, Inc. (Corporation)    HILLCREST AVENUE LLC (Shareholder)


By: /Ruedi G. Laupper/.                    By:/Arlene Decastro/ & /Theresa Felix
   ---------------------------------          ----------------------------------
     Ruedi G. Laupper, President,              Navigator Management, Ltd.
     CEO and Chairman                          Director

                                  RUEDI G. LAUPPER (Laupper or Ruedi G. Laupper)


                                  By: /Ruedi G. Laupper/
                                      -----------------------------------
                                       Ruedi G. Laupper

                                  JOSEF LAUPPER (Laupper)


                                  By: /Josef Laupper/
                                      -------------------------------------
                                       Josef Laupper, Secretary

                                  UELI LAUPPER (Laupper)


                                  By: /Ueli Laupper/
                                      --------------------------------------
                                       Ueli Laupper, Vice President

                                  MICHAEL LAUPPER (Laupper)


                                  By: /Michael Laupper/
                                      -----------------------------------
                                       Michael Laupper, Chief Financial Officer

                                    EXHIBIT 1


                             THE EXCHANGE AGREEMENT

                             THE EXCHANGE AGREEMENT

         Subsequent to mandatory conversion at $1.00 per share of debentures issued on August 31, 1998 and October 5, 1998 the Company entered into agreement with those firms and/or their assignee holding the (a) balance of convertible debentures indicated herein, (b) Series A Preferred Stock issued in consideration of liquidated damages based upon terms of convertible debentures and (c) certain promissory notes. Each of these financing instruments inclusive of interest, penalties, liquidated damages or any other obligations were extinguished pursuant to an Exchange Agreement in exchange for the issuance of an aggregate of 52,442,347 restrictive shares of Company common stock being registered hereunder.

         With respect to certain risk factors associated with Company past equity and/or debt financings, the issuance of the ^ restrictive shares in cancellation of those financing instruments referred to above and the prior issuance of Series A Preferred shares in accordance with periodic amount provisions contained in now extinguished convertible debenture financing agreements, reference is herewith made to risk factors entitled "Potential Adverse Effect Upon Stock Price as a Result of Registration of Significant Number of Shares Issued as a Result of Equity and Debt Financings Pursuant to Regulation S and Regulation D Through February 2000", "Issuance of Significant Number of Restrictive Shares in November 2000 in Consideration of Cancellation of Outstanding Debentures, Series A Preferred Stock and Certain Promissory Notes" and "Past Requirement For the Issuance of Additional Shares in Accordance With Periodic Amount Provisions Contained in Convertible Debenture Financing Agreements". For further and additional information regarding past financings, reference is also made to section entitled "History of Past Financings" and the notes thereto.

         Upon consummation of the Exchange Agreement all outstanding convertible debentures have been retired as has (i) all Series A Preferred Stock issued and
(ii) a series of three separate promissory notes then having an aggregate principal outstanding balance due of $1,050,000. The consideration for the retirement of these financings instruments, as aforesaid, was the issuance of the restrictive shares being registered hereunder.

         The Selling Holder/assignee of the above referenced financing instruments has agreed, in the Exchange Agreement that so long as it retains beneficial ownership of all or any portion of such shares that it shall (a) vote such shares in favor of Ruedi G. Laupper continuing to maintain his current position(s) with the Company and (b) subject to certain limitations give Ruedi
G. Laupper and/or his designee the right to vote such shares at all Company shareholder meetings. The Selling Holder/assignee has also agreed to "lock up" the shares of common stock indicated for a period of no less than six months and one day subsequent to issuance.

         The Exchange Agreement also provides for the (a) extinguishment of all liens on Company assets associated in any manner with the financing instruments being retired, (b) the exchange of mutual general releases between the Company and those firms holding such financing instruments prior to assignment for any and all claims to date and (c) the requirement that the Company register those shares of restrictive common stock being issued in accordance with the terms of the Exchange

Agreement with liquidated damages equal to 1% of the valuation of the Common Stock for each 30 day period subsequent to 180 days until the 240th day from closing of the Exchange Agreement and 2% for each 30 day period thereafter during which the Registration Statement relating thereto is not declared effective by the SEC.

         See all sections entitled "Description of Capital Stock - Preferred Stock", "Promissory Notes Since Extinguished as Part of Exchange Agreement" and "Promissory Notes Subsequently Converted .." for further details with respect to manner and purpose for which Series A Preferred Shares were issued, details with respect to promissory notes since extinguished and further details with respect to certain convertible debentures similarly since extinguished but originally issued when certain other promissory notes were not paid when due.

                                    EXHIBIT 2


                          REGISTRATION RIGHTS AGREEMENT

Registration Rights

         The Restrictive Shares Issued

         The Registrant issued 52,442,347 aggregate amount of restrictive Common Stock in cancellation of then outstanding (a) convertible debentures, (b) promissory notes (otherwise wholly unrelated to convertible debentures) and (c) Series A Preferred Stock (issued as liquidated damages involving prior financings). With respect to specific dates and dollar amounts of financing instruments since canceled, see risk factors entitled "Potential Adverse Effect Upon Stock Price ..". "Issuance of Significant Number of Restrictive Shares in November 2000 .." and "Past Requirements For The Issuance of Additional Shares in Accordance With Periodic Amount Provisions..", "The Exchange Agreement and "History of Past Financings".

         Reference is herewith made to chart appearing under "Selling Holders" regarding specific percentages as same relate to number of shares of common stock issued and percent of beneficial ownership that Selling Shareholders have as of date indicated.

         Pursuant to the Registration Rights Agreement between the Registrant and the Selling Holders, the Registrant is required to file with the SEC, within a set time frame (60 days from closing date of Exchange Agreement) a Registration Statement(s) covering those restrictive shares of Common Stock issued in accordance with Exchange Agreement. Consequently, the Registrant is filing with the Commission this Registration Statement on Form S-1 (the "Registration Statement"), of which this prospectus is a part, to cover the sale of the restrictive Common Stock issued to the Selling Holders. The Registration Rights Agreement provides that the Registrant shall keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date of The Exchange
Agreement, (ii) the date when the Selling Holder or its assignee may sell all Securities under Rule 144 or (iii) the date the Selling Holder no longer owns any of the Securities.

         If the Registration Statement covering the Securities required to be filed by the Registrant pursuant to the Registration Rights Agreements is not filed by the agreed to date (which agreed to date is 60 days from Exchange Agreement closing date) or if such Registration Statement is not declared effective within 180 days of the Exchange Agreement closing date the Registrant shall make payments to the Selling Holders in such amounts and at such times as shall be determined pursuant to the Registration Rights Agreements. In the event a timely filing is not made, the Registrant shall pay the Selling Holder 1% of the valuation of the restrictive common stock for each 30 day period, or portion thereof after 60 days following the Closing Date that the Registration Statement is not filed. The amount to be paid by the Registrant to the Selling Holders in the event the Registration Statement is not declared effective within 180 days subsequent to closing date shall be determined as of each Computation Date, and such amount shall be equal to one percent (1%) of the valuation of the common stock for each 30 day period subsequent to 180 days and until the 240th day from closing of the Exchange Agreement and two percent (2%) for each 30 day period thereafter until the effective date. The full Periodic Amount shall be paid by the Registrant in restrictive shares of its common stock with the Selling Holder being entitled to certain demand registration rights with respect thereto.

         Notwithstanding the foregoing, the amounts payable by the Registrant pursuant to the Registration Rights Agreement shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Selling Holders.

         The Securities are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities by the Selling Holders. The Common Stock of the Registrant was quoted on the NASDAQ SmallCap Market ("NASDAQ") under the symbol "SRMI" until October 26, 1998 delisting. See also risk factor entitled "Delisting Due to Non-Compliance With Certain NASDAQ Standards". The Securities offered hereby will be sold from time to time at the then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. This Prospectus may be used by the Selling Holders or any broker-dealer who may participate in sales of the Securities covered hereby.

                                    EXHIBIT 3


                      RELEASES FROM SHAREHOLDERS' ASSIGNORS

                                    EXHIBIT 4


                              RELEASES FROM COMPANY

                                   Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 29, 2000, ("this Agreement"), is made by and between SWISSRAY INTERNATIONAL, INC. a New York corporation (the "Company"), and the entity named on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of the Exchange Agreement, between the Investor and the Company (the "Exchange Agreement"), the Company has agreed to issue to the Investor shares of the Company's common stock, $.01 par value (the "Shares"), of the Company upon the terms and subject to the conditions set forth in the Exchange Agreement; and

         WHEREAS, to induce the Investor to execute and deliver the Exchange Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Conversion Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agrees as follows:

         I.       Definitions.

         (a) As used in this Agreement, the following terms shall have the following meaning:

         (i) "Closing Date" as used in this Agreement and the Exchange Agreement between the Company and Investor shall mean the date of the Exchange agreement.

         (ii) "Investor" means the Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 hereof.

         (iii) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

         (iv)     "Registrable Securities" means the Shares.

         (v) "Registration Statement" means a registration statement of the Company under the Securities Act.

         (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

         (c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Exchange Agreement.

         2.       Registration.

         (a) Mandatory Registration. No later than sixty (60) calendar days following the Closing Date, the Company shall either file an amendment to a currently pending Registration Statement or prepare and file with the SEC a new Registration Statement covering the Shares. In the event the amendment or new Registration Statement is not filed within sixty (60) calendar days after the Closing Date, the Company shall pay the Investor 1% of the valuation of the Shares for each 30 day period, or portion thereof, after sixty (60) calendar days following the Closing Date that the Registration Statement is not filed. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends.

The Company acknowledges that its failure to file with the SEC, said amendment or new Registration Statement no later than sixty (60) calendar days after the Closing Date will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement and the Exchange Agreement.

         (b) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors acting by majority in interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel to represent their interests, and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

         (c) Payment by the Company. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within One Hundred Eighty (180) calendar days following the Closing Date, then the Company shall pay the Investor 1% of the valuation of the Registrable Securities pursuant to the Exchange Agreement for each 30 days subsequent to the 180 days until the 240th day from closing of the Exchange Agreement and 2% for each 30 day period thereafter during which the Registration Statement relating thereto is not declared effective by the SEC. Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor or its agents. The above damages shall continue until the obligation is fulfilled.

         The Company acknowledges that its failure to have the Registration Statement declared effective within said One Hundred Eighty (180) calendar day period following the Closing Date, will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement and the Exchange Agreement.

         3.       Obligation  of  the  Company.    In   connection   with    the
registration of the Registrable Securities, the Company shall do each of the following:

         (a) Either include the Registrable Securities in any Company current Registration Statement or file a new Registration Statement to include the Registrable Securities, and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective the earlier of (i) five business days after notice from the Securities and

Exchange Commission that the Registration Statement may be declared effective, or (b) One Hundred Eighty (180) days after the Closing Date, and keep the Registration Statement effective at all times until the earliest (the "Registration Period") of (i) the date that is two years after the Closing Date
(ii) the date when the Investors may sell all Registrable Securities under Rule 144 without volume limitations or (iii) the date the Investors no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

         (c) Furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company,
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d) Use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (B) subject itself to general  taxation in any such  jurisdiction,
(C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (e) As promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

         (f) As promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

         (g) Use its commercially reasonable efforts, if eligible, either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "Small Capitalization" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the The Nasdaq Stock Market or if, despite the Company's commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure NASD authorization and quotation for such Registrable Securities on the over-the-counter bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

         (h) Provide a transfer agent for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investors may reasonably request and registration in such names as the Investors may request; and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) a form of appropriate instruction and opinion of such counsel acceptable for use for each conversion; and

         (j) Take all other reasonable actions necessary to expedite and facilitate distribution to the Investor of the Registrable Securities pursuant to the Registration Statement.

         (k) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event, the Investors shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period) . The term APermitted Suspension Period@ means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) business days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period); provided further that the Company shall, if lawful to do so, provide the Investor with at least two (2) business days' notice of the existence (but not the substance of) a Potential Material Event.

         (l) Company agrees to assume the legal fees incurred by Investor in connection with its counsel's review of the Registration Statement referred to herein, which legal fess (exclusive of those payable to Company counsel) shall be and shall not exceed $4,500.

         4.       Obligations   of   the  Investors.   In  connection  with  the
registration of the Registrable Securities, the Investors shall have the following obligations;

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall timely execute such documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If at least two (2) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

         (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement; and

         (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e), 3(f) or 3(k) and, if so directed by the Company, such investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5.  Expenses  of  Registration.  All  reasonable  expenses,  other than underwriting discounts and commissions incurred in connection with registrations, filing or qualifications pursuant to Section 3, but including, without limitations, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company.

         6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the
Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any prospectus included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such
Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Investors, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Investor will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Investor, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

         (b) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its reasonable best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to any transferee of in excess of fifty (50%) percent or more of the Registrable Securities, only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

         10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and investors who hold at least 80% in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11.      Miscellaneous.

         (a) A  person  or  entity  is  deemed  to be a  holder  of  Registrable
Securities  whenever  such  person or entity  owns of  record  such  Registrable
Securities. If the Company received conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, SWISSRAY International, Inc., 80 Grasslands Road, Elmsford, New York 10523 with copy by fax and mail to Gary B. Wolff, P.C., 747 Third Avenue, 25th Floor, New York, NY 10017; (ii) if to the Initial Investor, at the address set forth under its name in the Exchange Agreement, with a copy by fax and mail to its designated attorney, Krieger & Prager, Esqs., 39 Broadway, Suite 1440, New York, New York 10006 and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the state and federal courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not effect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

         (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

         (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           SWISSRAY INTERNATIONAL, INC.


                           By: _/Ruedi G. Laupper/.________
                               ----------------------------
                           Name: Ruedi G. Laupper
                           Title: Chairman and President


                           HILLCREST AVENUE LLC


                           By: /Arlene Decastro/ & /Theresa Felix/
                           Name:  Navigator Management Ltd.
                           Title:      Director